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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Novavax, Inc. on Form S-8 (Nos.33-80277, 33-80279 and 333-3384) and
Registration Statements of Novavax, Inc. on Form S-3 (Nos. 333-14305, 333-5367, 333-22685 and 333-46409) of our report dated March 13, 1998 on our audits of the consolidated financial statements of Novavax, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 which report is included in this Annual Report on Form 10-K.





                                        COOPERS & LYBRAND L.L.P.

McLean, Virginia
March 31, 1998